Exhibit 23(a)


                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20797, as amended, and Form S-8 No. 333-04801) pertaining to the Computer Associates Savings Harvest
Plan of Computer Associates International, Inc. and in the related Prospectus of our report dated August 27, 1998, with respect to the Financial statements and schedules of the Computer Associates Savings Harvest Plan included in its Annual Report (Form 11-K) for the year Ended March 30, 1998.

                                         /s/ Ernst & Young LLP



New York, New York
September 24, 1998